Exhibit 10.3


                      FORM OF ACCEPTANCE AND SALE ADDENDUM

Gentlemen:

         I understand that United Venture Group, Inc., a Delaware corporation (the "Company") is offering to purchase common shares of stock of Advanced Ceiling Supplies, Inc., ("Shares") for $163.69 per share pursuant to a Share Purchase Agreement(the "Agreement") dated April 3, 2000.

         I hereby agree to sell ___________ shares of common stock of Advanced Ceiling Supplies, Inc. for $163.69 per share to United Venture Group, Inc. In order to induce the Company to accept my agreement herein, I advise you as follows and acknowledge:

         1. Receipt of copies of 8-K dated April 6, 2000 and such other documents as I have requested: I hereby acknowledge that I have received the documents (as may be supplemented from time to time) relating to the Company and that I have carefully read the information and that I understand all of the material contained therein, and agree to the terms, as described therein.

         2. Availability of Information. I hereby acknowledge that the Company has made available to me the opportunity to ask questions of, and receive answers from the Company and any other person or entity acting on its behalf, concerning the terms and conditions of the purchase and the information contained in the corporate documents and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

         3. Representations and Warranties. I represent and warrant to the Company (and understand that it is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption

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for the sale of the shares  from the  registration  requirements  of  applicable federal and state securities laws) that:

         a) That United Venture Group, Inc. has purchased control (660 shares) of Advanced Ceiling Supplies, Inc. from directors and major shareholders.

         There is no public market for the shares I am selling of Advanced Ceiling Supplies, Inc., and there is no certainty that such a market will ever develop. There can be no assurance that I will be able to sell or dispose of the shares. Moreover, no assignment, sale, transfer, exchange, or other disposition of the shares can be made other than in accordance with all applicable securities laws or an exemption therefrom.

         b) I understand that the company is relying on the private sale exemption under Section 4(1) of the Securities Act of 1933 and the exemption to Rule 13e(3) under the Securities Exchange Act of 1934 to make the purchase and that all shareholders are receiving $163.69 per share.

         c) I adopt and agree to the terms and provisions of the Share Purchase Agreement to the extent applicable to me.

         4. Purchase Procedure. I understand that this purchase offer is subject to each of the following terms and conditions:

            (A) The Company may reject this purchase for any reason, and this offer shall become binding upon the Company only when accepted, in writing, by the Company.

            (B) This offer may not be withdrawn by me.

            (C) The share certificates to be delivered with executed Stock Powers pursuant to this purchase will be delivered to M.A. Littman, attorney at law as Escrow Agent and delivered to the Company upon payment of $163.69 per share tendered to me, by check.

            (D) Upon payment for the shares, I waive and release all interest in Advanced Ceiling Supplies, Inc. common shares.

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         5. The Addendum,  upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors, and assigns of mine.

         6. I further represent and warrant:

            (A) That the shares being sold by me are free and clear of all liens and encumbrances, and no consent of any third party is necessary for me to transfer unencumbered ownership of my Advanced Ceiling Supplies, Inc. shares.

            (B) That I hereby agree to indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of:

               (1) Any inaccuracy in my declarations, representations, and warranties hereinabove set forth;

               (2) Any action, suit or proceeding based upon the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company.

         7. This Agreement shall be construed in accordance with and governed by the laws of the State of Wyoming, except as to the manner in which the subscriber elects to take title to the shares in the Company which shall be construed in accordance with the State of his principal residence.

         8. I hereby agree to convey title to all of my interest in common shares of Advanced Ceiling Supplies, Inc. upon receipt of $163.69 per share.

DATED THIS __DAY OF _______2000.


--------------------------------
NAME OF SELLER

--------------------------------
Signature of Seller:

--------------------------------

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Residence Address

(    )
 ---- --------------------------
Business Telephone

---------------------------------
Mailing Address (if different)


         THIS OFFER IS ACCEPTED THIS _____ day of _______________, 2000.




                                           ADVANCED CEILING SUPPLIES, INC.


                                           by:
                                           Its:
                                               -------------------------------

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                                     SUBSCRIBER ACKNOWLEDGMENT FORM TO BE USED
                                          IF SUBSCRIBER IS AN INDIVIDUAL


STATE OF _________________
                                       SS.
COUNTY OF ________________  }


         On this __day of ______, 2000, before me, the undersigned Notary Public, duly commissioned and sworn, personally appeared _________________known to me to be the person(s) whose name is (or whose names are) subscribed to the within instrument, and acknowledged that he (or she or they) executed the same.

         IN WITNESS WHEREOF, I have hereunto set my and affixed my official seal the day and year in the certificate above written.

 My Commission expires: ________



_________________________________Notary Public

_________________________________Address

                                           -------------
NOTARY: Please complete state, county, date and names of all persons signing, and affix notarial seal.